UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2G9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2020, Redwood Wellness, LLC (“Redwood”) and Cronos Group Inc. (“Cronos Group”) entered into a separation agreement with Robert Rosenheck (the “Separation Agreement”), pursuant to which Mr. Rosenheck resigned from his employment with Redwood and his position as Chief Executive Officer of Redwood, effective as of July 20, 2020 (the “Effective Date”). Subject to Mr. Rosenheck’s execution and non-revocation of a general release of claims against Cronos Group and its affiliates, Mr. Rosenheck will be entitled to receive severance and other benefits under his existing employment agreement with Redwood, dated as of August 1, 2019, as follows: (i) a cash severance payment of $41,666.67, which represents two months of annual base salary in effect at the time of termination (such length of time the “Severance Period”) payable by way of lump sum payment within sixty days following the Effective Date; (ii) continuation of group insured benefits for the Severance Period or until the date on which Mr. Rosenheck obtains alternate benefit coverage, whichever occurs first; and (iii) accelerated vesting and settlement of any outstanding and unvested restricted share units held by Mr. Rosenheck as of the Effective Date.
In connection with the Separation Agreement, Mr. Rosenheck reaffirmed the restrictive covenants and other post-employment obligations contained in his confidentiality, non-competition and non-solicitation agreement, dated as of August 1, 2019, which provides for ongoing confidentiality and mutual non-disparagement obligations, and non-competition and non-solicitation requirements through September 5, 2022.
On July 20, 2020, Cronos Group appointed Summer Frein as the General Manager of Cronos Group, USA, effective immediately. Ms. Frein, age 36, joined Cronos Group in January 2020 as the Vice President, U.S. Head of Sales of Redwood. Prior to joining Cronos Group, Ms. Frein held a variety of senior leadership roles over the course of 14 years in sales, digital strategy, marketing, and strategy and business development at Altria Group, Inc. (“Altria”), which has an equity investment in Cronos Group. In 2018, Ms. Frein led the cannabis research investment strategy in the Strategy and Business Development Group at Altria. During Ms. Frein’s time at Cronos Group, she has helped to create the Peace+™ brand and has been responsible for leading Cronos Group’s U.S. brand sales operations, including building and managing brand and retail partnerships for the Lord Jones™ brand. Ms. Frein has a Bachelor of Business Administration (B.B.A.) from McCombs School of Business at the University of Texas at Austin. Ms. Frein does not have any familial relationships with any of Cronos Group’s directors or executive officers, and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated as of July 20, 2020, by and among Robert Rosenheck, Redwood and Cronos Group.
104	Cover Page Interactive Data File – The cover page from Cronos Group’s Current Report on Form 8-K filed on July 20, 2020 is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: July 20, 2020	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer